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                                  EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm



Royal Bancshares of Pennsylvania, Inc.
Narberth, Pennsylvania



         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-129894 and File No. 333-25855) of Royal Bancshares of Pennsylvania, Inc. of our reports dated March 14, 2006, relating to the consolidated financial statements, and the effectiveness of Royal Bancshares of Pennsylvania, Inc.'s internal control over financial reporting, which is included in this Annual Report on Form 10-K.

                                              /s/ Beard Miller Company LLP



Beard Miller Company LLP
Reading, Pennsylvania
March 14, 2006